UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, Ideanomics, Inc. (“Parent” or the “Lender”), Longboard Merger Corp. (“Merger Corp”), Via Motors International, Inc. (“Company” or the “Borrower”), and Shareholder Representative Services LLC solely in its capacity as Shareholders’ Representative have entered into that certain Agreement and Plan of Merger dated August 30, 2021, as amended pursuant to Amendment No. 1 to Agreement and Plan of Merger dated May 20, 2022 and Amendment No. 2 to Agreement and Plan of Merger dated June 15, 2022 (together, the “Merger Agreement”).

As previously reported, the Borrower issued a certain Secured Convertible Promissory Note dated August 30, 2021, as amended on May 20, 2022, to the Lender, promising to repay the loan amount of US$44,818,111 advanced by the Lender.

As previously reported, the Borrower issued a certain Secured Promissory Note No.1 (this “May Note”), dated May 20, 2022, to the Lender, and promised to repay the loan amount of US$2,181,889 advanced by the Lender. This May Note is not a convertible note and any amounts advanced pursuant to this May Note shall not be deducted from the purchase price contemplated by the Merger Agreement.

Amendment No. 1 to Secured Promissory Note No. 1

On June 17, 2022, the Borrower and the Lender entered into an amendment (the “Note Amendment No. 1”) to that certain Secured Promissory Note No. 1 dated May 20, 2022 (the “Secured Promissory Note No. 1”). Under Note Amendment No. 1, on June 17, 2022, the Borrower borrowed, and the Lender advanced, an additional amount of US$5,100,000 on the terms and conditions set forth in the Secured Promissory Note No. 1. Pursuant to the Note Amendment No. 1, the Borrower and the Lender agreed as follows: (a) the principal sum payable under the Secured Promissory Note No. 1 shall be US$7,281,889 and (b) simple interest on (i) US$2,181,889 shall accrue from May 20, 2022 and (ii) US$5,100,000 shall accrue from June 17, 2022, in each case, till the maturity date at the rate of 4% per annum.

Any amounts advanced pursuant to the Note Amendment No. 1. shall not be deducted from the purchase price contemplated by the Merger Agreement.

Amendment No. 2 to Secured Convertible Promissory Note

On June 17, 2022, the Borrower and the Lender entered into an amendment (the “Note Amendment No. 2”) to that certain Secured Convertible Promissory Note dated August 30, 2021, as amended on May 20, 2022 (the “Note”). Under Note Amendment No. 2, on June 17, 2022, the Borrower borrowed, and the Lender advanced, an additional amount of US$3,200,000 on the terms and conditions set forth in the Note. Pursuant to the Note Amendment No. 2, the Borrower and the Lender agreed as follows: (a) the principal sum payable under the Note shall be US$48,018,111; and (b) simple interest on (i) US$42,500,000 shall accrue from August 30, 2021; (ii) US$2,318,111 shall accrue from May 20, 2022, and (iii) US$3,200,000 shall accrue from June 17, 2022, in each case, till the maturity date at the rate of 4% per annum.

Any amounts advanced pursuant to the Note Amendment No. 2. shall be deducted from the purchase price contemplated by the Merger Agreement

Amendment No. 3 to Secured Convertible Promissory Note

On July 12, 2022, the Borrower and the Lender entered into an amendment to the Note (the “Note Amendment No. 3,” and together with the Note Amendment No. 1 and Note Amendment No. 2, the “Note Amendments”). Under the Note Amendment No. 3, on July 12, 2022, the Borrower borrowed, and the Lender advanced, an additional amount of US$5,800,000 on the terms and conditions set forth in the Note. Pursuant to the Note Amendment No. 3, the Borrower and the Lender agreed as follows: (a) the principal sum payable under the Note shall be US$53,800,000 and (b) simple interest on (i) US$42,500,000 shall accrue from August 30, 2021; (ii) US$2,300,000 shall accrue from May 20, 2022, (iii) US$ 3,200,000 shall accrue from June 17, 2022, and (iv) US$ 5,800,000 shall accrue from July 12, 2022, in each case, till the maturity date at the rate of 4% per annum.

Any amounts advanced pursuant to the Note Amendment No. 3. shall be deducted from the purchase price contemplated by the Merger Agreement.

The foregoing descriptions of the Note Amendments are qualified in their entirety by reference to the full text of the Note Amendments, which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Secured Convertible Promissory Note No. 1.
10.2	Amendment No. 2 to Secured Convertible Promissory Note.
10.3	Amendment No. 3 to Secured Convertible Promissory Note.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: July 18, 2022	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer